Exhibit 99.1

FOR IMMEDIATE RELEASE

XENITH BANKSHARES, INC. RECEIVES NASDAQ NOTICE

OF NON-COMPLIANCE WITH INITIAL LISTING STANDARDS

RICHMOND, Va., December 29, 2009 — Xenith Bankshares, Inc. (Nasdaq: XBKS) announced today that, as anticipated, on December 23, 2009, it received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) stating that the December 22, 2009 merger of Xenith Corporation, a privately held company, with and into First Bankshares, Inc. (now known as Xenith Bankshares, Inc.) constituted a business combination that resulted in a “change of control” pursuant to NASDAQ Listing Rule 5110(a). Accordingly, the post-merger entity was required to satisfy all of NASDAQ’s initial listing criteria and complete the initial listing process. The letter went on to state that the initial listing application was not approved because Xenith Bankshares did not meet the market value of publicly held shares requirement applicable for a company seeking initial listing on The NASDAQ Capital Market pursuant to NASDAQ Listing Rule 5505(b). Accordingly, Xenith Bankshares’ common stock is subject to delisting unless the company requests a hearing before a NASDAQ Hearings Panel (the “Panel”), thereby staying the delisting proceedings and any suspension in trading in the company’s common stock.

On December 24, 2009, Xenith Bankshares requested a hearing before the Panel to appeal NASDAQ’s determination. At the hearing, which is scheduled for January 28, 2010, Xenith Bankshares intends to present its plan for demonstrating compliance with the market value of publicly held shares requirement. Xenith Bankshares’ common stock will remain listed on The NASDAQ Capital Market at least until the Panel renders its decision following the hearing. There can be no assurance, however, that the Panel will grant the company’s request for continued listing.

NASDAQ requires that the market value of the company’s publicly held shares (excluding shares held by directors, executive officers and 10% shareholders) be at least $15 million. As of the close of business on December 22, 2009, the completion date of the merger, the closing bid price for shares of First Bankshares’ common stock was $4.01, which resulted in a market value of publicly held shares of $9,306,163. The closing bid price for shares of Xenith Bankshares’ common stock must be at least $6.47 in order for the company to satisfy the listing requirement’s $15 million threshold.

If the appeal process is not successful, Xenith Bankshares’ common stock will be delisted from The NASDAQ Capital Market. If Xenith Bankshares’ common stock is delisted, the company expects that its common stock will become eligible for quotation on the OTC Bulletin Board and/or the Pink OTC Markets (known as the “Pink Sheets”) following the approval by the Financial Industry Regulatory Authority (FINRA) of an application by one or more market makers to continue quoting the company’s common stock.

For more information about Xenith Bankshares and Xenith Bank (formerly SuffolkFirst Bank), please visit: www.xenithbank.com.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include, but are not limited to, statements about Xenith Bankshares’ plans, obligations, expectations and intentions and other statements in the press release that are not historical facts. Words such as “anticipates,” “believes,” “intends,” “should,” “expects,” “will,” and variations of similar expressions are intended to identify forward-looking statements. These statements are based on the beliefs of the management of Xenith Bankshares as to the expected outcome of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, and degree of occurrence. Results and outcomes may differ materially from what may be expressed or forecasted in forward-looking statements. Factors that could cause results and outcomes to differ materially include, among others, the outcome of Xenith Bankshares’ appeal of the NASDAQ determination letter; the eligibility of Xenith Bankshares’ common stock to trade on the OTC Bulletin Board or the Pink OTC Markets (known as the “Pink Sheets”), disruptions to customer and employee relationships and business operations caused by the merger; changes in local and national economies, or market conditions; changes in interest rates; regulations and accounting principles; changes in policies or guidelines; loan demand and asset quality, including real estate values and collateral values; deposit flow; the impact of competition from traditional or new sources; and the other factors detailed in Xenith Bankshares’ publicly filed documents, including its Annual Report or Form 10-K for the year ended December 31, 2008. Xenith Bankshares assumes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

Contact:	T. Gaylon Layfield, III, President and Chief Executive Officer of Xenith Bankshares, Inc., (804) 433-2200

Thomas W. Osgood, Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer of Xenith Bankshares, Inc., (804) 433-2200